                                                               Exhibit (d)(2)(U)


                         PORTFOLIO MANAGEMENT AGREEMENT


      AGREEMENT made this 1st day of May, 2002, among The GCG Trust (the "Trust"), a Massachusetts business trust, Directed Services, Inc. (the "Manager"), a New York corporation, and J.P. MORGAN FLEMING ASSET MANAGEMENT (LONDON) LIMITED ("Portfolio Manager"), a company incorporated under the laws of England) acting through its office at 20 Finsbury Street, London, EC2Y 9AQ.

      WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company;

      WHEREAS, the Trust is authorized to issue separate series, each of which will offer a separate class of shares of beneficial interest, each series having its own investment objective or objectives, policies, and limitations;

      WHEREAS, the Trust currently offers shares in multiple series, may offer shares of additional series in the future, and intends to offer shares of additional series in the future;

      WHEREAS, pursuant to a Management Agreement, effective as of October
24, 1997, a copy of which has been provided to the Portfolio Manager, the Trust has retained the Manager to render advisory, management, and administrative services with respect to the Trust's series;

      WHEREAS, the Trust and the Manager wish to retain the Portfolio Manager to furnish investment advisory services to one or more of the series of the Trust, and the Portfolio Manager is willing to furnish such services to the Trust and the Manager;

      NOW THEREFORE, in consideration of the premises and the promises and mutual covenants herein contained, it is agreed between the Trust, the Manager, and the Portfolio Manager as follows:

1. APPOINTMENT. The Trust and the Manager have full power and authority to appoint the Portfolio Manager to deal with the Trust's series in accordance with the terms of this Agreement. The Trust and the Manager hereby appoint Portfolio Manager to act as portfolio manager to the series of the Trust designated on Schedule A of this Agreement (each a "Series") for the periods and on the terms set forth in this Agreement. The Portfolio Manager accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

      In the event the Trust designates one or more series other than the Series with respect to which the Trust and the Manager wish to retain the Portfolio Manager to render investment advisory services hereunder, they shall promptly notify the Portfolio Manager in writing. If the Portfolio Manager is willing to render such services, it shall so notify the Trust and Manager in writing, whereupon such series shall become a Series hereunder, and be subject to this Agreement.

2. PORTFOLIO MANAGEMENT DUTIES AND AUTHORITY. Subject to the supervision of the Trust's Board of Trustees and the Manager, the Portfolio Manager will provide a continuous investment program for each Series' portfolio and determine the composition of the assets of each Series' portfolio, including determination of the purchase, retention, or sale of the securities, cash, and other investments contained in the portfolio. The Portfolio Manager will provide investment research and conduct a continuous program of evaluation, investment, sales, and reinvestment of each Series' assets by determining the securities and other investments that shall be purchased, entered into, sold, closed, or exchanged for the Series, when these transactions should be executed, and what portion of the assets of each Series should be held in the various securities and other investments in which it may invest, and the Portfolio Manager is hereby authorized to execute and perform such services and transactions on behalf of each Series. In accordance with the forgoing duties, the Portfolio Manager is hereby authorized to act as agent for the Series to order deposits and the investment of cash and purchases and sales of securities for the Series' account and in the name of the Trust. This authorization shall be a continuing one and shall remain in full force and effect until this Agreement is terminated in accordance with the provisions of Section 15 hereof. To the extent permitted by the investment policies of each Series, the Portfolio Manager shall make decisions for the Series as to foreign currency matters and make determinations as to and execute and perform foreign currency exchange contracts on behalf of the Series and shall have the authority to act in such capacity as the Portfolio Manager deems necessary or desirable in order to carry out its duties hereunder for the Series so long as not expressly prohibited by the terms of this Agreement, the 1940 Act or other securities laws or regulations. The Portfolio Manager will provide the services under this Agreement in accordance with each Series' investment objective or objectives, policies, and restrictions as stated in the Trust's Registration Statement filed with the Securities and Exchange Commission ("SEC"), as from time to time amended (the "Registration Statement"), copies of which shall be sent to the Portfolio Manager by the Manager prior to the commencement of this Agreement and promptly upon filing any such amendment with the SEC. The Portfolio Manager further agrees as follows:

      (A) The Portfolio Manager will (1) manage each Series so that no action or omission on the part of the Portfolio Manager will cause a Series to fail to meet the requirements to qualify as a regulated investment company specified in Section 851 of the Internal Revenue Code of 1986, as amended (the "Code") (other than the requirements for the Trust to register under the 1940 Act and to file with its tax return an election to be a regulated investment company, both of which shall not be the responsibility of the Portfolio Manager), (2) manage each Series so that no action or omission on the part of the Portfolio Manager shall cause a Series to fail to comply with the diversification requirements of Section 817(h) of the Code, and the regulations issued thereunder, and (3) use reasonable efforts to manage the Series so that no action or omission on the part of the Portfolio Manager shall cause a Series to fail to comply with any other rules and regulations pertaining to investment vehicles underlying variable annuity or variable life insurance policies that the Manger has identified for the Portfolio Manager. The Manager will notify the Portfolio Manager promptly if the Manager believes that a Series is in violation of any requirement specified in the first sentence of this paragraph. The Manager or the Trust will notify the Portfolio Manager of any pertinent changes, modifications to, or interpretations of Section 817(h) of the Code and regulations issued thereunder and of the other rules or regulations pertaining to investment vehicles underlying variable annuity or variable life insurance policies that the Manager has identified for the Portfolio Manager.

      (B) On occasions when the Portfolio Manager deems the purchase or sale of a security to be in the best interest of a Series as well as of other investment advisory clients of the Portfolio Manager or any of its affiliates, the Portfolio Manager may, to the extent permitted by applicable laws and regulations, but shall not be obligated to, aggregate the securities to be so sold or purchased with those of its other clients where such aggregation is not inconsistent with the policies set forth in the Registration Statement. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Portfolio Manager in accordance with the requirements of rules of the United Kingdom's Financial Services Authority ("FSA") (which in certain markets and under certain conditions may take up to five days) and in a manner that is fair and equitable in the judgment of the Portfolio Manager in the exercise of its fiduciary obligations to the Trust and to such other clients. The Manager and the Board shall have the right to review the Portfolio Manager's manner of allocation and to direct that the Portfolio Manager no longer aggregate securities to be sold or purchased for the Series with securities to be sold or purchased for the Portfolio Manager's other clients, provided, however, that any such direction to the Portfolio Manager shall be implemented on a prospective basis only. The Trust and the Manager recognize that, in some cases, the Portfolio Manger's allocation procedure may limit the size of the position that may be acquired or sold for the Series and that not aggregating trades for the Series with trades for other clients of the Portfolio Manager could adversely affect the price paid or received by the Series. The Trust and the Manager recognize that each individual aggregated transaction may operate to the advantage or disadvantage of the Series.

      (C) In connection with the purchase and sale of securities for each Series, the Portfolio Manager will arrange for the transmission to the custodian and portfolio accounting agent for the Series on a daily basis, such confirmation, trade tickets, and other documents and information, including, but not limited to, Cusip, Sedol, or other numbers that identify securities to be purchased or sold on behalf of the Series, as may be reasonably necessary to enable the custodian and portfolio accounting agent to perform their administrative and recordkeeping responsibilities with respect to the Series. The Portfolio Manager shall have authority to issue to the custodian such instructions as it may consider appropriate in connection with the settlement of any transaction relating to the Series which it has initiated. The Manager shall ensure that the custodian is obliged to comply with any instructions of the Portfolio Manager given in accordance with this Agreement. With respect to portfolio securities to be purchased or sold through the Depository Trust Company, the Portfolio Manager will arrange for the automatic transmission of the confirmation of such trades to the Trust's custodian and portfolio accounting agent.

      (D) The Portfolio Manager will assist the portfolio accounting agent for the Trust in determining, consistent with the procedures and policies stated in the Registration Statement, the value of any portfolio securities or other assets of the Series for which the portfolio accounting agent seeks assistance from or identifies for review by the Portfolio Manager.

            The Portfolio Manager will make available to the Trust and the Manager, promptly upon reasonable request, all of the Series' investment records and ledgers maintained by the Portfolio Manager (which shall not include the records and ledgers maintained by the custodian and portfolio accounting agent for the Trust) as are necessary to assist the Trust and the Manager to comply with requirements of the 1940 Act and the Investment Advisers Act of 1940 (the "Advisers Act"), as well as other applicable laws. The Portfolio Manager will furnish to regulatory authorities having the requisite authority any information or reports in connection with such services which may be requested in order to ascertain whether the operations of the Trust are being conducted in a manner consistent with applicable laws and regulations.

      (E) The Portfolio Manager will provide reports to the Trust's Board of Trustees for consideration at meetings of the Board on the investment program for the Series and the issuers and securities represented in the Series' portfolio, and will furnish the Trust's Board of Trustees with respect to the Series such periodic and special reports as the Trustees and the Manager may reasonably request.

      (F) The Portfolio Manager will upon request of the Manager issue such reports by electronic mail to such electronic mail address as the Manager shall specify in writing to the Portfolio Manager from time to time (the "E-Mail Address"), provided that the Manager and the Portfolio Manager agree that if such reports are only issued by electronic mail: (a) such reports shall be deemed delivered to the Manager upon acknowledgment of their receipt by the Manager; (b) the Portfolio Manager shall not be liable to the Manager for any delay or failure of delivery (for whatever reason) of any such report sent by electronic mail, it being acknowledged by the Manager that hard copy reports are available from the Portfolio Manager upon request;
            (c) in the event that, notwithstanding that the Portfolio Manager has addressed such reports to the E-Mail Address, such reports arrive with or are seen by any person other than the Manager, the Manager agrees that the Portfolio Manager shall be deemed not to have breached any duty of confidentiality agreed to the Manager, and the Portfolio Manager shall not be liable for any loss, claim, cost, expense or other liability suffered by the Series as a result thereof, save as may be inconsistent with FSA Rules.

      (G) In rendering the services required under this Agreement, the Portfolio Manager may, from time to time, employ or associate with itself such person or persons as it believes necessary to assist it in carrying out its obligations under this Agreement. The Portfolio Manager may not retain, employ or associate itself with any company that would be an "investment adviser," as that term is defined in the 1940 Act, to the Series unless the contract with such company is approved by a majority of the Trust's Board of Trustees and a majority of Trustees who are not parties to any agreement or contract with such company and who are not "interested persons," as defined in the 1940 Act, of the Trust, the Manager, or the Portfolio Manager, or any such company, and is approved by the vote of a majority of the outstanding voting securities of the applicable Series of the Trust to the extent required by the 1940 Act. The Portfolio Manager shall be responsible for making reasonable inquiries and for reasonably ensuring that no associated person of the Portfolio Manager, or of any company that the Portfolio Manager has retained, employed, or with which it has associated, with respect to the investment management of the Series, to the best of the Portfolio Manager's knowledge, has, in any material connection with the handling of assets:

            (i) been convicted, in the last ten (10) years, of any felony or misdemeanor arising out of conduct involving embezzlement, fraudulent conversion, or misappropriation of funds or securities, involving violations of Sections 1341, 1342, or 1343 of Title 18, United States Code, or involving the purchase or sale of any security; or

            (ii) been found by any state regulatory authority, within the last ten (10) years, to have violated or to have acknowledged violation of any provision of any state insurance law involving fraud, deceit, or knowing misrepresentation; or

            (iii) been found by any federal or state regulatory authorities, within the last ten (10) years, to have violated or to have acknowledged violation of any provision of federal or state securities laws involving fraud, deceit, or knowing misrepresentation.

      (H) In using spot and forward foreign exchange contracts for the Series as an investment the parties represent the following:

            (i) That the Manager is properly and lawfully established with full power and authority to enter into spot and forward foreign exchange contracts, to perform its obligations under such foreign exchange contracts and to procure the Portfolio Manager to enter into such foreign exchange contracts on its behalf.

            (ii) That the Manager may not, except for purposes of redemptions, expenses, and other costs of doing business, encumber funds which the Portfolio Manager has under the Portfolio Manager's management or which benefit from the Portfolio Manager's investment advice. If the Manager requires funds for any redemptions, expenses, and other costs of doing business, the Portfolio Manager will make funds available in a reasonably timely manner for the Manager to meet such obligations. The Manager reserves the right to segregate assets upon notice to the Portfolio Manager and provide different arrangements for investment management with respect to those assets.

            (iii) That the Portfolio Manager has been granted full power and authority to enter into foreign exchange contracts as agent on the Manager's behalf and to give instructions for settlement for the same.

            (iv) That the Portfolio Manager has full authority to instruct the Trust's custodian in conformity with its mandate.

            (v) That in the event of the termination of this Agreement, the Portfolio Manager may, if legally and operationally possible, offer the Series' counterparty the option to leave open any existing foreign exchange contracts or to close them out at prevailing market rates.

      (I) The Manager understands that the Commodity Futures Trading Commission ("CFTC") and other regulatory agencies require that anyone trading in certain derivative instruments must advance collateral to meet initial and daily variation margins. The Portfolio Manager is hereby authorized to instruct the Trust's custodian to advance cash or securities as collateral to an account agreed upon by the Manager and the broker to meet margin payments as required by the rules of exchanges or markets on which derivatives are dealt by the Portfolio Manager as the Series' agent. The Portfolio Manager is authorized to select the brokerage firms through which derivatives are traded and cleared for the Series' and to sign as the Series' agent any account agreements or other documents required or deemed appropriate by such brokers or by the Portfolio Manager;

In connection with the Series potential transactions in futures contracts and options on futures contracts, the Portfolio Manager is obliged to inform the Manager and the Trust of the following:

PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION (THE "COMMISSION") IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS ACCOUNT AGREEMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM, OR UPON THE ADEQUACY, OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMISSION HAS NOT REVIEWED OR APPROVED THIS ACCOUNT AGREEMENT.

THE MANAGER AND THE TRUST SHOULD ALSO BE AWARE THAT THE PORTFOLIO MANAGER ON BEHALF OF THE SERIES MAY ENGAGE IN TRADING FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE

ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS ON BEHALF OF THE SERIES MAYBE EFFECTED.

3. BROKER-DEALER SELECTION. The Portfolio Manager is hereby authorized to place orders for the purchase and sale of securities and other investments for each Series' portfolio, with or through such persons, brokers or dealers and to negotiate commissions to be paid on such transactions and to supervise the execution thereof. The Portfolio Manager's primary consideration in effecting any such transaction will be to obtain the best execution for the Series, taking into account the factors specified in the Registration Statement, which include price (including the applicable brokerage commission or dollar spread), the size of the order, the nature of the market for the security, the timing of the transaction, the reputation, the experience and financial stability of the broker-dealer involved, the quality of the service, the difficulty of execution, and the execution capabilities and operational facilities of the firms involved, and the firms risk in positioning a block of securities. Accordingly, the price to a Series in any transaction may be less favorable than that available from another broker-dealer if the difference is reasonably justified, in the judgment of the Portfolio Manager in the exercise of its fiduciary obligations to the Trust, by other aspects of the portfolio execution services offered. In accordance with the requirements of FSA Rules, the Portfolio Manager hereby notifies the Manager that, to the extent permitted by the 1940 Act, FSA Rules and any procedures adopted by the Series, it may effect transactions in which it has, directly or indirectly, a material interest or a relationship with another party, which may involve a potential conflict with the Portfolio Manager's duty to the Manager.

      Subject to such policies as the Board of Trustees may determine and consistent with Section 28(e) of the Securities Exchange Act of 1934, the Portfolio Manager may effect a transaction on behalf of the Series with a broker-dealer who provides brokerage and research services to the Portfolio Manager notwithstanding the fact that the commissions payable with respect to any such transaction may be greater than the amount of any commission another broker-dealer might have charged for effecting that transaction, if the Portfolio Manager determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer, viewed in terms of either that particular transaction or the Portfolio Manager's or its affiliate's overall responsibilities with respect to the Series and to their other clients as to which they exercise investment discretion. The Portfolio Manager's policy on such soft dollar commissions is available upon request, which also lists any soft dollar commission arrangements which maybe relevant to the Manager.

      Subject to the overriding objective of obtaining best execution of portfolio transactions on behalf of the Series, the Manager may consult with the Portfolio Manager about directing portfolio transactions on behalf of the Series to broker-dealers on the basis of additional criteria reasonably considered appropriate by the Manager. The Portfolio Manager has authority to commit the Series to invest in a security offered in an underwriting or sub-underwriting or other offer for sale of securities of a type and to the extent permitted by the 1940 Act and the Trust's procedures. To the extent consistent with this Agreement, the 1940 Act and the Trust's procedures, the Portfolio Manager is further authorized to allocate orders placed by it on behalf of the Series to the Portfolio Manager as agent if it is registered as a broker-dealer with the SEC or to any of its affiliated broker-dealers as agents.

      Such allocation shall be in such amounts and proportions as the Portfolio Manager shall determine consistent with the above standards, and the Portfolio Manager will report on said allocation regularly to the Board indicating the broker-dealers to which such allocations have been made and will provide such other information on the allocations as the Board may reasonably request.


4. DISCLOSURE ABOUT PORTFOLIO MANAGER. The Portfolio Manager has reviewed the post-effective amendment to the Registration Statement for the Trust filed with the SEC that contains disclosure about the Portfolio Manager, and represents and warrants that, with respect to the disclosure about or information relating, directly or indirectly, to the Portfolio Manager, to the Portfolio Manager's knowledge, such Registration Statement contains, as of the date hereof, no untrue statement of any material fact and does not omit any statement of a material fact which was required to be stated therein or necessary to make the statements contained therein not misleading. The Portfolio Manager further represents and warrants that it is a duly registered investment adviser under the Advisers Act, or alternatively that it is not required to be a registered investment adviser under the Advisers Act to perform the duties described in this Agreement, and that it is a duly registered investment adviser in all states in which the Portfolio Manager is required to be registered and will maintain such registration so long as this Agreement remains in effect. The Portfolio Manager will provide the Manager with a copy of the Portfolio Manager's Form ADV, Part II at the time the Form ADV and any amendment is filed with the SEC, and a copy of its written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act, together with evidence of its adoption.


      The Portfolio Manager is also regulated by the United Kingdom's Financial Services Authority ("FSA") and nothing in this Agreement shall exclude any liability of the Portfolio Manager to the Series arising under the United Kingdom Financial Services and Markets Act 2000 ("FSMA"), any rules or regulations made under it, or FSA Rules. All services provided by the Portfolio Manager under this agreement are provided on the basis that the Series is an intermediate customer under FSA Rules.

5. EXPENSES. During the term of this Agreement, the Portfolio Manager will pay all expenses incurred by it and its staff and for their activities in connection with its portfolio management duties under this Agreement. The Manager or the Trust shall be responsible for all the expenses of the Trust's operations including, but not limited to:

      (A) Expenses of all audits by the Trust's independent public accountants;

      (B) Expenses of the Series' transfer agent, registrar, dividend disbursing agent, and shareholder recordkeeping services;

      (C) Expenses of the Series' custodial services including recordkeeping services provided by the custodian;

      (D) Expenses of obtaining quotations for calculating the value of each Series' net assets;

      (E) Expenses of obtaining Portfolio Activity Reports and Analyses of International Management Reports (as appropriate) for each Series;

      (F)   Expenses of maintaining the Trust's tax records;

      (G) Salaries and other compensation of any of the Trust's executive officers and employees, if any, who are not officers, directors, stockholders, or employees of the Portfolio Manager or an affiliate of the Portfolio Manager;

      (H)   Taxes due on capital or income held or collected against the Trust;

      (I) Brokerage fees and commissions, transfer fees, registration fees, taxes and similar liabilities and costs properly payable or incurred in connection with the purchase and sale of portfolio securities for the Series;

      (J)   Costs, including the interest expense, of borrowing money;

      (K) Costs and or fees incident to meetings of the Trust's shareholders, the preparation and mailings of prospectuses and reports of the Trust to its shareholders, the filing of reports with regulatory bodies, the maintenance of the Trust's existence, and the regulation of shares with federal and state securities or insurance authorities;

      (L) The Trust's legal fees, including the legal fees related to the registration and continued qualification of the Trust's shares for sale;

      (M) Trustees' fees and expenses to trustees who are not officers, employees, or stockholders of the Portfolio Manager or any affiliate thereof;

      (N)   The Trust's pro rata portion of the fidelity bond required by
            Section 17(g) of the 1940 Act, or other insurance premiums;

      (O)   Association membership dues;

      (P) Extraordinary expenses of the Trust as may arise including expenses incurred in connection with litigation, proceedings, and other claims (unless the Portfolio Manager is responsible for such expenses under Section 13 of this Agreement), and the legal obligations of the Trust to indemnify its Trustees, officers, employees, shareholders, distributors, and agents with respect thereto; and

      (Q)   Organizational and offering expenses.

6. COMPENSATION. For the services provided to each Series, the Manager will pay the Portfolio Manager a fee, payable as described in Schedule B.

      The fee will be prorated to reflect any portion of a calendar month that this Agreement is not in effect among the parties. In accordance with the provisions of the Management Agreement, the Manager is solely responsible for the payment of fees to the Portfolio Manager, and the Portfolio Manager agrees to seek payment of its fees solely from the Manager.

      A statement has been provided by the Portfolio Manager describing the Series' rights to compensation, if any, in the event that the Portfolio Manager is unable to meet its liabilities.

7. SEED MONEY. The Manager agrees that the Portfolio Manager shall not be responsible for providing money for the initial capitalization of the Series.

8.    COMPLIANCE.

      (A) The Trust and the Manager acknowledge that the Portfolio Manager is not the compliance agent for any Series or for the Trust or the Manager, and does not have access to all of each Series' books and records necessary to perform certain compliance testing. To the extent that the Portfolio Manager has agreed to perform the services specified in Section 2 in accordance with the Trust's registration statement, the Trust's Amended and Restated Agreement and Declaration of Trust and By-Laws, the Trust's Prospectus and any policies adopted by the Trust's Board of Trustees applicable to the Series (collectively, the "Charter Requirements"), and in accordance with applicable law (including Subchapters M and L of the Code, the 1940 Act and the Advisers Act ("Applicable Law")), the Portfolio Manager shall perform such services based upon its books and records with respect to each Series, which comprise a portion of each Series' books and records, and upon information and written instructions received from the Trust, the Manager or the Trust's administrator, and shall not be held responsible under this Agreement so long as it performs such services in accordance with this Agreement, the Charter Requirements and Applicable Law based upon such books and records and such information and instructions provided by the Trust, the Manager, or the Trust's administrator. The Manager shall promptly provide the Portfolio Manager with copies of the Trust's registration statement, the Trust's Amended and Restated Agreement and Declaration of Trust and By-Laws, the Trust's currently effective Prospectus and any written policies and procedures adopted by the Trust's Board of Trustees applicable to the Portfolio and any amendments or revisions thereto. The Portfolio Manager agrees that it shall promptly notify the Manager and the Trust (1) in the event that the SEC or other governmental authority has censured the Portfolio Manager; placed limitations upon its activities, functions or operations; suspended or revoked its registration, if any, as an investment adviser; or has commenced proceedings or an investigation that may result in any of these actions, (2) upon having a reasonable basis for believing that the Series has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the Code, or (3) upon having a reasonable basis for believing that the Series has ceased to comply with the diversification provisions of Section 817(h) of the Code or the regulations thereunder. The Portfolio Manager further agrees to notify the Manager and the Trust promptly of any material fact known to the Portfolio Manager respecting or relating to the Portfolio Manager that is not contained in the Registration Statement as then in effect, and is required to be stated therein or necessary to make the statements therein not misleading, or of any statement contained therein that becomes untrue in any material respect.

      (B) The Manager agrees that it shall immediately notify the Portfolio Manager (1) in the event that the SEC has censured the Manager or the Trust; placed limitations upon either of their activities, functions, or operations; suspended or revoked the Manager's registration as an investment adviser; or has commenced proceedings or an investigation that may result in any of these actions, (2) upon having a reasonable basis for believing that the Series has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the Code, or (3) upon having a reasonable basis for believing that the Series has ceased to comply with the diversification provisions of Section 817(h) of the Code or the regulations thereunder. The Trust on behalf of the Series has executed and delivered to the Portfolio Manager a QEP Qualification and a Certification for Rule 144A Qualified Institutional Buyer. The Manager will immediately advise the Portfolio Manager in writing of any change in the Series' status.

      (C) The Trust on behalf of the Series confirms that where it is acting as principal or where it is acting on behalf of another person (notwithstanding that it enters into this Agreement and any transactions as principal), it is in compliance with Regulation 5(1), of the United Kingdom Money Laundering Regulations 1993 or the EC Money Laundering Directive.

9. BOOKS AND RECORDS. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Portfolio Manager hereby agrees that all records which it maintains for the Series are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's or the Manager's reasonable request, although the Portfolio Manager may, at its own expense, make and retain a copy of such records. The Portfolio Manager further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act and to preserve the records required by Rule 204-2 under the Advisers Act for the period specified in such rules.

10. COOPERATION; CONFIDENTIALITY. Each party to this Agreement agrees to cooperate with each other party and with all appropriate governmental authorities having the requisite jurisdiction (including, but not limited to, the SEC and state insurance regulators) in connection with any investigation or inquiry relating to this Agreement or the Trust.

      Subject to the foregoing, the Portfolio Manager shall treat as confidential all information pertaining to the Trust and actions of the Trust, the Manager and the Portfolio Manager, and the Manager shall treat as confidential and use only in connection with the Series all information furnished to the Trust or the Manager by the Portfolio Manager, in connection with its duties under the Agreement except that the aforesaid information need not be treated as confidential if required to be disclosed under applicable law, if generally available to the public through means other than by disclosure by the Portfolio Manager or the Manager, or if available from a source other than the Manager, Portfolio Manager of the Trust.

      The Portfolio Manager will act as data controller (and in certain circumstances, data processor) within the meaning of the United Kingdom's Data Protection Act 1998 (the "Data Protection Act"). Manager consents to the processing and use by the Portfolio Manager and its agents and affiliates of personal data (as defined in the data Protection Act) given by the Manager under this Agreement for the provision of services to the Series, which may include the transfer of such data outside the European Economic Area (as defined in the Data Protection Act). Such data may also be used by the Portfolio Manager and its agents and affiliates to update customer records. The Manager confirms that any personal data supplied to the Portfolio Manager is accurate and correct and complies with the provisions of the Data Protection Act and will ensure that its employees, officers or representatives who become the Manager's data subjects as a result of this Agreement are aware of the provisions of this paragraph.

      The Portfolio Manager may record telephone conversations between it and the Manager upon the prior notification and consent of the Manager and the Portfolio Manager may produce such recordings in evidence if the Portfolio Manager sees fit to do so.

11. COMPLAINTS. Any complaint that the Trust may have relating to any services provided to it by the Portfolio Manager under this Agreement should in the first instance be made in writing to the compliance officer of the Portfolio Manager at the address appearing in Section 17 of this Agreement. Subsequently, the Trust may have the right to complain directly to the United Kingdom's Financial Ombudsman Service.

12.   REPRESENTATIONS RESPECTING PORTFOLIO MANAGER.

      (A) During the term of this Agreement, the Trust and the Manager agree to furnish to the Portfolio Manager at its principal offices prior to use thereof copies of all Registration Statements and amendments thereto, prospectuses, proxy statements, reports to shareholders, sales literature or other material prepared for distribution to shareholders of the Trust or any Series or to the public that refer or relate in any way to the Portfolio Manager or any of its affiliates (other than the Manager), or that use any derivative of the names "JPMorgan Fleming Asset Management" "JPMorgan Chase & Co.," or "Robert Fleming Inc." or any logos associated therewith. The Trust and the Manager agree that they will not use any such material without the prior consent of the Portfolio Manager, which consent shall not be unreasonably withheld. In the event of the termination of this Agreement, the Trust and the Manager will furnish to the Portfolio Manager copies of any of the above-mentioned materials that refer or relate in any way to the Portfolio Manager;

      (B) The Trust and the Manager will furnish to the Portfolio Manager such information relating to either of them or the business affairs of the Trust as the Portfolio Manager shall from time to time reasonably request in order to discharge its obligations hereunder;

      (C) The Manager and the Trust agree that neither the Trust, the Manager, nor affiliated persons of the Trust or the Manager shall give any information or make any representations or statements in connection with the sale of shares of the Series concerning the Portfolio Manager or the Series other than the information or representations contained in the Registration Statement, prospectus, or statement of additional information for the Trust, as they may be amended or supplemented from time to time, or in reports or proxy statements for the Trust, or in sales literature or other promotional material approved in advance by the Portfolio Manager, except with the prior permission of the Portfolio Manager.

13. SERVICES NOT EXCLUSIVE. It is understood that the services of the Portfolio Manager are not exclusive, and nothing in this Agreement shall prevent the Portfolio Manager (or its affiliates) from providing similar services to other clients, including investment companies (whether or not their investment objectives and policies are similar to those of the Series) or from engaging in other activities.

14. LIABILITY. Except as may otherwise be required by the 1940 Act or the rules thereunder or other applicable law, the Trust and the Manager agree that the Portfolio Manager, any affiliated person of the Portfolio Manager, and each person, if any, who, within the meaning of Section 15 of the 1933 Act, controls the Portfolio Manager (1) shall bear no responsibility and shall not be subject to any liability for any act or omission respecting any series of the Trust that is not a Series hereunder; and (2) shall not be liable for any error of judgment, mistake of law, any diminution in value of the investment portfolio of the Series, or subject to any damages, expenses, or losses in connection with, any act or omission connected with or arising out of any services rendered under this Agreement, except by reason of willful misfeasance, bad faith, or gross negligence in the performance by the Portfolio Manager of its duties, or by reason of reckless disregard by the Portfolio Manager of its obligations and duties under this Agreement.

15.   INDEMNIFICATION.

      (A) Notwithstanding Section 14 of this Agreement, the Manager agrees to indemnify and hold harmless the Portfolio Manager, any affiliated person of the Portfolio Manager (other than the Manager), and each person, if any, who, within the meaning of Section 15 of the 1933 Act controls ("controlling person") the Portfolio Manager (all of such persons being referred to as "Portfolio Manager Indemnified Persons") against any and all losses, claims, damages, liabilities, or litigation (including legal and other expenses) to which a Portfolio Manager Indemnified Person may become subject under the 1933 Act, the 1940 Act, the Advisers Act, the Code, under any other statute, at common law or otherwise, howsoever arising from or in connection with this Agreement or the performance by the Portfolio Manager of its duties under this Agreement, provided, however, the Portfolio Indemnified Persons shall not be indemnified against losses, damages, liabilities or litigation (including legal and other expenses) arising out of (1) Portfolio Manager's, including without limitation any of its employees or representatives or any affiliate of or any person acting on behalf of the Portfolio Manager, willful misfeasance, bad faith, or gross negligence in the performance of the Portfolio Manager's duties, or by reason of reckless disregard of the Portfolio Manager's obligations and duties under this Agreement, or (2) which are based upon any untrue statement or alleged untrue statement of a material fact supplied by, or which is the responsibility of, the Portfolio Manager and contained in the Registration Statement or prospectus covering shares of the Trust or any Series, or any amendment thereof or any supplement thereto, or the omission or alleged omission to state therein a material fact known or which should have been known to the Portfolio Manager and was required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon information furnished to the Portfolio Manager or the Trust or to any affiliated person of the Portfolio Manager by the Manager The Portfolio Manager does not provide any express or implied warranty as to the performance or profitability of the Series or any part thereof or that the investment objectives will be successfully met.


      (B) Notwithstanding Section 14 of this Agreement, the Portfolio Manager agrees to indemnify and hold harmless the Manager, any affiliated person of the Manager (other than the Portfolio Manager), and each person, if any, who, is a controlling person of the Manager (all of such persons being referred to as "Manager Indemnified Persons") against any and all losses, claims, damages, liabilities, or litigation (including legal and other expenses) to which a Manager Indemnified Person may become subject under the 1933 Act, 1940 Act, the Advisers Act, the Code, under any other statute, at common law or otherwise, arising out of the Portfolio Manager's responsibilities as Portfolio Manager of the Series which (1) may be based upon any violations of willful misconduct, malfeasance, bad faith or gross negligence by the Portfolio Manager, any of its employees or representatives, or any affiliate of or any person acting on behalf of the Portfolio Manager, including but not limited to its responsibilities under Section 2,

            Paragraph (a) of this Agreement, or (2) any breach of any representations or warranties contained in Section 4; provided, however, that in no case shall the indemnity in favor of a Manager Indemnified Person be deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement.


      (C) The Manager shall not be liable under Paragraph (a) of this Section 14 with respect to any claim made against a Portfolio Manager Indemnified Person unless such Portfolio Manager Indemnified Person shall have notified the Manager in writing within a reasonable time after the summons, notice, or other first legal process or notice giving information of the nature of the claim shall have been served upon such Portfolio Manager Indemnified Person (or after such Portfolio Manager Indemnified Person shall have received notice of such service on any designated agent), but failure to notify the Manager of any such claim shall not relieve the Manager from any liability which it may have to the Portfolio Manager Indemnified Person against whom such action is brought except to the extent the Manager is prejudiced by the failure or delay in giving such notice. In case any such action is brought against the Portfolio Manager Indemnified Person, the Manager will be entitled to participate, at its own expense, in the defense thereof or, after notice to the Portfolio Manager Indemnified Person, to assume the defense thereof, with counsel satisfactory to the Portfolio Manager Indemnified Person. If the Manager assumes the defense of any such action and the selection of counsel by the Manager to represent both the Manager and the Portfolio Manager Indemnified Person would result in a conflict of interests and therefore, would not, in the reasonable judgment of the Portfolio Manager Indemnified Person, adequately represent the interests of the Portfolio Manager Indemnified Person, the Manager will, at its own expense, assume the defense with counsel to the Manager and, also at its own expense, with separate counsel to the Portfolio Manager Indemnified Person, which counsel shall be satisfactory to the Manager and to the Portfolio Manager Indemnified Person. The Portfolio Manager Indemnified Person shall bear the fees and expenses of any additional counsel retained by it, and the Manager shall not be liable to the Portfolio Manager Indemnified Person under this Agreement for any legal or other expenses subsequently incurred by the Portfolio Manager Indemnified Person independently in connection with the defense thereof other than reasonable costs of investigation. The Manager shall not, without the prior written consent of each Portfolio Manager Indemnified Person, settle or compromise the liability of any Portfolio Manager Indemnified Person in any such action, or permit a default or consent to the entry of any judgment in respect thereof, unless in connection with such settlement, compromise or consent each Portfolio Manager Indemnified Person receives from such claimant an unconditional release from all liability in respect of such claim.

      (D) The Portfolio Manager shall not be liable under Paragraph (b) of this Section 14 with respect to any claim made against a Manager Indemnified Person unless such Manager Indemnified Person shall have notified the Portfolio Manager in writing within a reasonable time after the summons, notice, or other first legal process or notice giving information of the nature of the claim shall have been served upon such Manager Indemnified Person (or after such Manager Indemnified Person shall have received notice of such service on any designated agent), but failure to notify the Portfolio Manager of any such claim shall not relieve the Portfolio Manager from any liability which it may have to the Manager Indemnified Person against whom such action is brought except to the extent the Portfolio Manager is prejudiced by the failure or delay in giving such notice. In case any such action is brought against the Manager Indemnified Person, the Portfolio Manager will be entitled to participate, at its own expense, in the defense thereof or, after notice to the Manager Indemnified Person, to assume the defense thereof, with counsel satisfactory to the Manager Indemnified Person. If the Portfolio Manager assumes the defense of any such action and the selection of counsel by the Portfolio Manager to represent both the Portfolio Manager and the Manager Indemnified Person would result in a conflict of interests and therefore, would not, in the reasonable judgment of the Manager Indemnified Person, adequately represent the interests of the Manager Indemnified Person, the Portfolio Manager will, at its own expense, assume the defense with counsel to the Portfolio Manager and, also at its own expense, with separate counsel to the Manager Indemnified Person, which counsel shall be satisfactory to the Portfolio Manager and to the Manager Indemnified Person. The Manager Indemnified Person shall bear the fees and expenses of any additional counsel retained by it, and the Portfolio Manager shall not be liable to the Manager Indemnified Person under this Agreement for any legal or other expenses subsequently incurred by the Manager Indemnified Person independently in connection with the defense thereof other than reasonable costs of investigation. The Portfolio Manager shall not, without the prior written consent of each Manager Indemnified Person, settle or compromise the liability of any Manager Indemnified Person in any such action, or permit a default or consent to the entry of any judgment in respect thereof, unless in connection with such settlement, compromise or consent each Manager Indemnified Person receives from such claimant an unconditional release from all liability in respect of such claim.

      (E) The Manager shall not be liable under this Section 15 to indemnify and hold harmless the Portfolio Manager and the Portfolio Manager shall not be liable under this Section 14 to indemnify and hold harmless the Manager with respect to any losses, claims, damages, liabilities, or litigation that first become known to the party seeking indemnification during any period that the Portfolio Manager is, within the meaning of Section 15 of the 1933 Act, a controlling person of the Manager.

      (F) Force Majeure. Neither party to this Agreement shall be deemed to be in breach of this Agreement or otherwise liable to the other as a result of any delay, failure or defective performance of its obligations under this Agreement if and to the extent that such delay or failure arises out of causes beyond the control and without the fault or negligence of the party in question. Such causes may include, without limitation, acts of God, any civil commotion or disorder, riot, invasion or war; fire, explosion, storm, flood, earthquake, subsidence, epidemic or other natural physical disaster, power failures, destruction or breakdown of any premises, plant or equipment (including computer systems) not within the Manager's or the Portfolio Manager's control; strike, lockout or other industrial action; or any action taken by a governmental or public authority of any kind.

16. DURATION AND TERMINATION. This Agreement shall become effective with respect to each Series on the later of the date first indicated above or the date of the commencement of operations of each Series. Unless terminated as provided herein, the Agreement shall remain in full force and effect for two (2) years from the date indicated above and continue on an annual basis thereafter with respect to each Series; provided that such annual continuance is specifically approved each year by (a) the vote of a majority of the entire Board of Trustees of the Trust, or by the vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of each Series, and (b) the vote of a majority of those Trustees who are not parties to this Agreement or interested persons (as such term is defined in the 1940 Act) of any such party to this Agreement cast in person at a meeting called for the purpose of voting on such approval. The Portfolio Manager shall not provide any services for such Series or receive any fees on account of such Series with respect to which this Agreement is not approved as described in the preceding sentence. However, any approval of this Agreement by the holders of a majority of the outstanding shares (as defined in the 1940 Act) of a Series shall be effective to continue this Agreement with respect to such Series notwithstanding (i) that this Agreement has not been approved by the holders of a majority of the outstanding shares of any other Series or
      (ii) that this agreement has not been approved by the vote of a majority of the outstanding shares of the Trust, unless such approval shall be required by any other applicable law or otherwise. Notwithstanding the foregoing, this Agreement may be terminated for each or any Series hereunder (a) by the Manager at any time without penalty, upon sixty
      (60) days' written notice to the Portfolio Manager and the Trust, (b) at any time without payment of any penalty by the Trust, upon the vote of a majority of the Trust's Board of Trustees or a majority of the outstanding voting securities of each Series, upon sixty (60) days' written notice to the Manager and the Portfolio Manager, or (c) by the Portfolio Manager at any time without penalty, upon three (3) months' written notice to the Manager and the Trust, unless the Manager or the Trust requests additional time to find a replacement for the Portfolio Manager, in which case the Portfolio Manager shall allow the additional time requested by the Trust or the Manager not to exceed three (3) months beyond the initial three-month notice period; provided however, that the Portfolio Manager may terminate this Agreement at any time without penalty effective upon written notice to the Manager and the Trust, in the event either the Portfolio Manager (acting in good faith) or the Manager ceases to be registered as an investment adviser under the Advisers Act or otherwise becomes legally incapable of providing investment management services pursuant to its respective contract with the Trust, or in the event the Manager becomes bankrupt or otherwise incapable of carrying out its obligations under this Agreement, or in the event that the Portfolio Manager does not receive compensation for its services from the Manager or the Trust as required by the terms of this Agreement. In addition, this Agreement shall terminate with respect to a Series in the event that it is not approved by the vote of a majority of the outstanding voting securities of that Series at a meeting of shareholders at which approval of the Agreement shall be considered by shareholders of the Series. In the event of termination for any reason, all records of each Series for which the Agreement is terminated shall promptly be returned to the Manager or the Trust, free from any claim or retention of rights in such records by the Portfolio Manager, although the Portfolio Manager may, at its own expense, make and retain a copy of such records. Termination will be without prejudice to the completion of any transaction already initiated and the Portfolio Manager shall be entitled if necessary after the date of effective termination to direct the Trust's custodian to settle such transactions. The Manager shall ensure that the Trust's custodian is in possession of sufficient monies of the Series in order for the Portfolio Manager to settle or arrange for the settlement of all transactions on behalf of the Series. The Agreement shall automatically terminate in the event of its assignment (as such term is described in the 1940 Act). In the event this Agreement is terminated or is not approved in the manner described above, the Sections or Paragraphs numbered 2(e), 9, 10, 11, 14, 15, and 19 of this Agreement shall remain in effect, as well as any applicable provision of this Paragraph numbered 16.

17. NOTICES. Any notice must be in writing and shall be sufficiently given (1) when delivered in person, (2) when dispatched by telegram or electric facsimile transfer (confirmed in writing by postage prepaid first class mail simultaneously dispatched), (3) when sent by internationally recognized overnight courier service (with receipt confirmed by such overnight courier service), or (4) when sent by registered or certified mail, to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Trust:

The GCG Trust
1475 Dunwoody Drive
West Chester, Pennsylvania 19380
Attention: Kimberly J. Smith

If to the Manager:

Directed Services, Inc.
1475 Dunwoody Drive
West Chester, Pennsylvania 19380
Attention: Chief Counsel

If to the Portfolio Manager:
J.P. Morgan Fleming Asset Management (London) Limited
20 Finsbury Street
London, EC2Y 9AQ
Attention: Legal

And
J.P. Morgan Fleming Asset Management (London) Limited
C/o J.P. Morgan Investment Management Inc.

522 Fifth Avenue
New York, New York 10036
Attention: Legal


18. AMENDMENTS. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved by an affirmative vote of (i) the Trustees of the Trust, including a majority of the Trustees of the Trust who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law; and (ii) the holders of a majority of the outstanding voting securities of the Series.

19    USE OF NAME.

      (A) It is understood that the name "Directed Services, Inc." or any derivative thereof or logo associated with that name is the valuable property of the Manager and/or its affiliates, and that the Portfolio Manager has the right to use such name (or derivative or logo) only with the approval of the Manager and only so long as the Manager is Manager to the Trust and/or the Series. Upon termination of the Management Agreement between the Trust and the Manager, the Portfolio Manager shall as soon as is reasonably possible cease to use such name (or derivative or logo).

      (B) It is understood that the names "JPMorgan Fleming Asset Management", "JPMorgan Chase & Co.," or "Robert Fleming Inc." or any derivative thereof or logos associated with those names are the valuable property of the Portfolio Manager and its affiliates and that the Trust and/or the Series have the right to use such names (or derivatives or logos) in offering materials of the Trust with the approval of the Portfolio Manager and for so long as the Portfolio Manager is a portfolio manager to the Trust and/or the Series. Upon termination of this Agreement between the Trust, the Manager, and the Portfolio Manager, the Trust shall as soon as is reasonably possible cease to use such names (or derivatives or logos).

20. AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST. A copy of the Amended and Restated Agreement and Declaration of Trust for the Trust is on file with the Secretary of the Commonwealth of Massachusetts. The Amended and Restated Agreement and Declaration of Trust has been executed on behalf of the Trust by Trustees of the Trust in their capacity as Trustees of the Trust and not individually. The obligations of this Agreement shall be binding upon the assets and property of the Trust and shall not be binding upon any Trustee, officer, or shareholder of the Trust individually.

21.   MISCELLANEOUS.

      (A) This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania, without giving effect to the provisions, policies or principals thereof relating to choice or conflict of laws, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act or rules or orders of the SEC thereunder. The term "affiliate" or "affiliated person" as used in this Agreement shall mean "affiliated person" as defined in Section 2(a)(3) of the 1940 Act.

      (B) The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

      (C) To the extent permitted under Section 15 of this Agreement, this Agreement may only be assigned by any party with the prior written consent of the other parties.

      (D) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby, and to this extent, the provisions of this Agreement shall be deemed to be severable.

      (E) Nothing herein shall be construed as constituting the Portfolio Manager as an agent of the Manager, or constituting the Manager as an agent of the Portfolio Manager.

      (F) The agreement constitutes the entire understanding between the parties relating to this Agreement and supercedes all prior understandings, arrangements, representations, proposals or communications between the parties, whether written or oral. The provisions of this Agreement shall not be enforceable by any person who is not a party to it and the Contracts (Rights of Third Parties) Act 1999 does not apply to this Agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.

                                               THE GCG TRUST

Attest                                         By: /s/ Kimberly J. Smith
        -------------------------                  ----------------------------
Title:
        -------------------------              Title: Secretary
                                                      -------------------------

                                               DIRECTED SERVICES, INC.

Attest                                         By: /s/ (ILLEGIBLE)
        -------------------------                  ----------------------------

Title:
        -------------------------              Title: SVP
                                                      -------------------------

                                               J.P. MORGAN FLEMING ASSET
                                               MANAGEMENT (LONDON) LIMITED

Attest  /s/ (ILLEGIBLE)                        By: /s/ (ILLEGIBLE)
        -------------------------                  ----------------------------
Title:  Vice President                         Title: Vice President
        -------------------------                     -------------------------

                                   SCHEDULE A



      The Series of The GCG Trust, as described in Section 1 of the attached Portfolio Management Agreement, to which JPMorgan Fleming Asset Management (London) Limited shall act as Portfolio Manager is as follows:

International Enhanced EAFE Series

                                   SCHEDULE B
                       COMPENSATION FOR SERVICES TO SERIES

      For the services provided by J.P. Morgan Fleming Asset Management (London) Limited ("Portfolio Manager") to the following Series of The GCG Trust, pursuant to the attached Portfolio Management Agreement, the Manager will pay the Portfolio Manager a fee, computed daily and payable monthly, based on the average daily net assets of the Series at the following annual rates of the average daily net assets of the Series:

SERIES                           RATE

INTERNATIONAL ENHANCED           0.60% on the first
EAFE SERIES                    $50,000,000 of average daily net assets
                              0.55% on the balance

If the Manager or any of its affiliates appoints the Portfolio Manager or any of its affiliates to manage another portfolio(s) following the Portfolio Manager's "EAFE Plus" investment strategy ("New Portfolio"), the assets of the New Portfolio will be aggregated with the assets of the Series in calculating the Portfolio Manager's fee at the above stated rate.

The Portfolio Manager has agreed to the above fee schedule and to aggregate the assets of any New Portfolio in calculating its fees based upon the Portfolio Manager and its affiliates receiving a total of at least $100 million in the portfolios it and its affiliates manage for the Manager and its affiliates by the end of the twelfth month after the commencement of operation of the portfolios; provided, in addition, that at least $50 million of such assets will be in portfolios following the Portfolio Manager's "EAFE Plus" strategy.